Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Great China Mania Holdings, Inc. of our report dated March 27, 2013, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Great China Mania Holdings, Inc. for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Albert Wong & Co CPA ALBERT WONG & CO. Certified Public Accountants Hong Kong April 5, 2013